Exhibit 10.1

Prepared by and return to:

STICHTER, RIEDEL, BLAIN & PROSSER, P.A.

c/o Elena Paras Ketchum, Esq.

110 East Madison Street - Suite 200

Tampa, Florida 33602

ASSIGNMENT FOR THE BENEFIT OF CREDITORS

ASSIGNMENT, made this 11th day of January, 2010 between DYNAMIC RESPONSE GROUP, INC., a Florida corporation, with a principal place of business at 4770 Biscayne Boulevard, Suite 780, Miami, Florida 33137 (hereinafter “Assignor”) and PHIL VON KAHLE of Michael Moecker & Associates, Inc., whose address is 6861 SW 196th Avenue - #203, Ft. Lauderdale, Florida 33332 (hereinafter “Assignee”).

WHEREAS, the Assignor is a marketing company that develops and distributed personal development and health services through print catalogs, radio, direct mail, direct response television programming and the Internet.

WHEREAS, the Assignor is indebted to creditors, as set forth in Schedule A annexed hereto, is unable to pay its debts as they become due, and is desirous of providing for the payment of its debts, so far as it is possible by an assignment of all of its assets for that purpose.

NOW, THEREFORE, the Assignor, in consideration of the Assignee’s acceptance of this assignment, and for other good and valuable consideration, hereby grants, assigns, conveys, transfers, and sets over, unto the assignee, her or his successors and assigns, all of its assets, except such assets as are exempt by law from levy and sale under an execution, including, but not limited to, all real property, fixtures, goods, stock, inventory, equipment, furniture, furnishings, accounts receivable, bank deposits, cash, promissory notes, cash value and proceeds of insurance policies, claims and demands belonging to the assignor, and all books, records, and electronic data pertaining to all such assets, wherever such assets may be located, hereinafter the “estate,” as which assets are, to the best knowledge and belief of the Assignor, set forth on Schedule B annexed hereto.

The Assignee shall take possession of, and protect and preserve, all such assets and administer the estate in accordance with the provisions of chapter 727, Florida Statutes, and shall liquidate the assets of the estate with reasonable dispatch and convert the estate into money, collect all claims and demands hereby assigned as may be collectible, and pay and discharge all reasonable expenses, costs, and disbursements in connection with the execution and administration of this assignment from the proceeds of such liquidations and collections.

The assignee shall then pay and discharge in full, to the extent that funds are available in the estate after payment of administrative expenses, costs, and disbursements, all of the debts and liabilities now due from the assignor, including interest on such debts and liabilities. If funds of the estate shall not be sufficient to pay such debts and liabilities in full, then the assignee shall pay from funds of the estate such debts and liabilities, on a pro rata basis and in proportion to their priority as set forth in Section 727.114, Florida Statutes.

If all debts and liabilities are paid in full, any funds of the estate remaining shall be returned to the assignor.

To accomplish the purposes of this assignment, the assignor hereby appoints the assignee its true and lawful attorney, irrevocable, with full power and authority to do all acts and things which may be necessary to execute the Assignment hereby created; to demand and recover from all persons all assets of the estate; to sue for the recovery of such assets; to execute, acknowledge, and deliver all necessary deeds, instruments, and conveyances; and to appoint one or more attorneys under him to assist the assignee in carrying out his duties hereunder.

The assignor hereby authorizes the assignee to sign the name of the assignor to any check, draft, promissory note, or other instrument in writing which is payable to the order of the assignor, or to sign the name of the assignor to any instrument in writing, whenever it shall be necessary to do so, to carry out the purpose of this Assignment.

Witnesses:	Assignee: Phil von Kahle, Assignee

/s/ Witness	By:	/s/ Phil von Kahle

/s/ Witness	Print Name:	Phil von Kahle, Assignee

STATE OF FLORIDA

COUNTY OF         BROWARD

The foregoing Assignment for the Benefit of Creditors was acknowledged before me this 11th day January, 2010, by Phil von Kahle of Michael Moecker & Associates, Inc., as Assignee, who is personally known to me and who did not take an oath for the purposes therein expressed.

WITNESS my hand and official seal in the County and State last aforesaid on this      day of January, 2010.

[SEAL]

/S/ NADIRA JOSEPH
Signature of Notary Public

NADIRA JOSEPH
Printed or typed name Notary Public

Assignor: DYNAMIC RESPONSE GROUP, INC., a Florida corporation
Witnesses:

/s/ Witness

/s/ Witness	By:	/s/ Melissa K. Rice
Melissa K. Rice, Director of Assignor

STATE OF	FLORIDA

COUNTY OF	MIAMI DADE

The foregoing Assignment was acknowledged before me this 6th day of January, 2010, by MELISSA K. RICE, a Director of DYNAMIC RESPONSE GROUP, INC., a Florida corporation, as Assignor, who is personally known to me and who did take an oath for the purposes therein expressed.

WITNESS my hand and official seal in the County and State last aforesaid on this 6th day of January, 2010.

[SEAL]	/s/ Ronny Halperin
Signature of Notary Public

Ronny Halperin
Printed or typed name Notary Public

ACCEPTANCE BY ASSIGNEE

The undersigned, Phil von Kahle of Michael Moecker & Associates, Inc., the Assignee herein, duly acknowledges that the Assignee accepts delivery of the assignment and that he or she will duly perform the duties imposed upon the Assignee pursuant to chapter 727, Florida Statues.

Assignee: Phil von Kahle, Assignee

By:	/s/ Phil von Kahle

Print Name:	Phil von Kahle, Assignee

STATE OF FLORIDA
COUNTY OF	BROWARD

The foregoing was acknowledged before me this 11th day January, 2010, by Phil von Kahle of Michael Moecker & Associates, Inc., as Assignee, who is personally known to me or who has produced identification.

WITNESS my hand and official seal in the County and State last aforesaid on this      day of January, 2010.

[SEAL]	/s/ Nadira Joseph
Signature of Notary Public

Nadira Joseph
Printed or typed name Notary Public

VERIFICATION OF ASSIGNMENT AND SCHEDULES BY ASSIGNOR

The undersigned, Melissa K. Rice, a Director of Dynamic Response Group, Inc. (the “Assignor”), hereby verifies the Assignment of all of the Assignor’s rights, title, and interest in and to all of the Assignor’s assets, as indicated on the attached Schedules to that Assignment as filed with this Court on January     , 2010, and further verifies each of the facts set forth in the Schedules annexed to the Assignment to the best of my knowledge and belief.

Assignor: DYNAMIC RESPONSE GROUP, INC., a Florida corporation

By:	/s/ Melissa K. Rice
Melissa K. Rice, a Director of Assignor

STATE OF FLORIDA
COUNTY OF	MIAMI DADE

The foregoing was acknowledged before me this 6th day of January, 2010, by Melissa K. Rice, a Director of DYNAMIC RESPONSE GROUP, INC, a Florida corporation, as Assignor, who is personally known to me or who has produced identification.

WITNESS my hand and official seal in the County and State last aforesaid on this 6th day of January, 2010.

[SEAL]	/s/ Ronny Halperin
Signature of Notary Public

Ronny Halperin
Printed or typed name Notary Public